united states

securities and exchange commission

 Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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☒   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

CAPITOL FEDERAL FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

December 14, 2023

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Capitol Federal Financial, Inc.®, we cordially invite you to attend our annual meeting of stockholders. The meeting will be held at 10:00 a.m. local time on Tuesday, January 23, 2024, at the Bradbury Thompson Alumni Center on the Washburn University campus, 1701 S.W. Jewell Avenue, Topeka, Kansas.

Regardless of whether you plan to attend the annual meeting, please read the enclosed proxy statement and then vote by the Internet, telephone or mail as promptly as possible. Your prompt response will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

This year we are using a Securities and Exchange Commission rule to furnish our proxy statement, Annual Report and proxy card over the Internet to stockholders.  This means that stockholders will not receive paper copies of these documents.  Instead, stockholders will receive only a notice containing instructions on how to access the proxy materials over the Internet.  This rule enables us to lower the costs of delivering the annual meeting materials and reduce the environmental impact of the meeting.  If you would like to receive a copy of the printed materials, the notice contains instructions on how you can request copies of these documents.

Your Board of Directors and management are committed to the success of Capitol Federal Financial, Inc. and the enhancement of your investment. As Chairman of the Board, I want to express my appreciation for your confidence and support.

Very truly yours,

/s/ John B. Dicus

JOHN B. DICUS
Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 23, 2024

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Capitol Federal Financial, Inc.® will be held as follows:

TIME	10:00 a.m. local time
Tuesday, January 23, 2024

PLACE	Bradbury Thompson Alumni Cente
Washburn University Campus
1701 S.W. Jewell Avenue
Topeka, Kansas

ITEMS OF BUSINESS	(1) The election of two directors.
(2) An advisory (non-binding) vote on executive compensation as disclosed in the accompanying proxy statement.
(3) The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial, Inc.’s independent auditors for the fiscal year ending September 30, 2024

RECORD DATE	Holders of record of Capitol Federal Financial, Inc. common stock at the close of business on December 1, 2023 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Regardless of whether you plan to attend the annual meeting, please read the accompanying proxy statement and then vote by the Internet, telephone or mail as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John B. Dicus

JOHN B. DICUS
Chairman of the Board, President and Chief Executive Officer

Topeka, Kansas

December 14, 2023

CAPITOL FEDERAL FINANCIAL, INC.®

700 S. Kansas Avenue

Topeka, Kansas 66603

(785) 235-1341

PROXY STATEMENT

INTRODUCTION

The Capitol Federal Financial, Inc. Board of Directors is using this proxy statement to solicit proxies from the holders of the Company’s common stock for use at the Company’s upcoming annual meeting of stockholders. The annual meeting of stockholders will be held at 10:00 a.m. local time on Tuesday, January 23, 2024 at the Bradbury Thompson Alumni Center on the Washburn University campus, 1701 S.W. Jewell Avenue, Topeka, Kansas.

At the meeting, stockholders will be asked to vote on three proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail below. Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Capitol Federal Financial, Inc. is referred to in this proxy statement from time to time as the “Company,” “we,” “us” or “our.” Certain of the information in this proxy statement relates to Capitol Federal Savings Bank (“Capitol Federal Savings” or the “Bank”), a wholly owned subsidiary of the Company.

On December 21, 2010, the Company completed its conversion (the “Conversion”) from the mutual holding company structure and related public stock offering and became a stock form holding company that is 100% owned by public stockholders. As a result of the Conversion, the Company, a newly formed Maryland corporation, became the holding company for Capitol Federal Savings, and Capitol Federal Financial (formerly the mid-tier holding company of Capitol Federal Savings) and Capitol Federal Savings Bank MHC (a mutual holding company that owned a majority of the stock of Capitol Federal Financial) have ceased to exist. All outstanding shares of Capitol Federal Financial common stock (other than those owned by Capitol Federal Savings Bank MHC, which have been cancelled) were converted into the right to receive 2.2637 shares of Company common stock (the “Conversion Exchange Ratio”). References in this proxy statement to the Company prior to the date of the Conversion refer to Capitol Federal Financial, and all information in this proxy statement with respect to stock options granted prior to the Conversion have been adjusted for the Conversion Exchange Ratio.

We have decided to use the “Notice and Access” rule adopted by the Securities and Exchange Commission (the “SEC”) to provide access to our proxy materials over the Internet instead of mailing a printed copy of the proxy materials to each stockholder. As a result, on or about December 14, 2023, we mailed to all stockholders only a “Notice of Internet Availability of Proxy Materials” that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet.  You will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice of Internet Availability of Proxy Materials.

By submitting your proxy, either by executing and returning the proxy card or by voting electronically via the Internet or by telephone, you authorize the Company’s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

This proxy statement and the accompanying materials are first being made available to stockholders on or about December 14, 2023.

Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy by the Internet, telephone or mail as promptly as possible.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	The election of two directors of the Company.

Proposal 2.	An advisory (non-binding) vote on executive compensation as disclosed in this proxy statement.

Proposal 3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2024.

Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote “FOR” the election of the director nominees named in this proxy statement, “FOR” the advisory vote on executive compensation and “FOR” the ratification of the appointment of Deloitte & Touche LLP.

Who is entitled to vote?

The record date for the meeting is December 1, 2023. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Company’s common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting; provided, however, that pursuant to Section D of Article 5 of the Company’s charter, no person who beneficially owns more than 10% of the shares of the Company’s common stock outstanding as of that date may vote shares in excess of this amount. At the close of business on the record date there were 134,984,275 shares of common stock outstanding.

What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to any “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. It is expected that the ratification of the appointment of Deloitte & Touche LLP will be considered a discretionary item and that all other matters being voted upon will be considered non-discretionary items.

What if my shares are held in the Company’s employee stock ownership plan?

We maintain an employee stock ownership plan, which beneficially owned approximately 5.2% of the outstanding shares of the Company’s common stock as of the record date. Employees of the Company and Capitol Federal Savings participate in the employee stock ownership plan. Each participant may instruct the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes and completes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, and in the case of shares held in the employee stock ownership plan but not allocated to any participant’s account, the trustee will vote such shares in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of the Company’s common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1. You may vote by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions.

2. You may vote by telephone. If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

3. You may vote on the internet. If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

4. You may vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of the Company’s common stock on December 1, 2023, the record date for voting at the annual meeting.

Can I vote by telephone or on the Internet if I am not a registered stockholder?

If your shares are held in “street name” by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

If you are a registered stockholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

●	signing another proxy with a later date;

●	voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;

●	giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

●	voting in person at the annual meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you are a registered stockholder and you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

●	FOR the election of the director nominees named in this proxy statement;

●	FOR the advisory vote on executive compensation; and

●	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2024.

Will any other business be conducted at the annual meeting?

The Board of Directors knows of no other business that will be conducted at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve the proposals?

The Company’s bylaws provide that in all elections of directors at meetings of stockholders, other than contested elections, each director is elected by a majority of the votes cast with respect to such director. This means that in order to be elected, the number of votes cast FOR a director nominee’s election must exceed the number of votes cast AGAINST such director nominee’s election. In a contested election, which is one where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast.  The election of directors at the annual meeting will not be a contested election.  Therefore, directors will be elected at the annual meeting under the majority voting standard described above.

The advisory vote on executive compensation and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors each requires the affirmative vote of the majority of votes cast on the matter.

How will abstentions be treated?

If you abstain from voting for the election of any director nominee or from voting on any other proposal, your shares will not be counted as votes cast with respect to the election of that nominee or that proposal and will have no effect on the election of that nominee or on that proposal. Abstentions will be included for purposes of determining whether a quorum is present.

How will broker non-votes be treated?

Broker non-votes will have no effect on the election of directors or on any other proposal. Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum.

STOCK OWNERSHIP

The following table presents information regarding the beneficial ownership of the Company’s common stock, as of December 1, 2023, by:

●	each beneficial owner of more than 5% of the outstanding shares of the Company’s common stock known to the Company;

●	each director of the Company and nominee for election;

●	each executive officer of the Company named in the “Summary Compensation Table” appearing below; and

●	all of the executive officers, directors and director nominees as a group.

Except as indicated below, the address of each of the beneficial owners is the same address as that of the Company. An asterisk (*) in the table indicates that the individual beneficially owns less than one percent of the outstanding common stock of the Company. Beneficial ownership is determined in accordance with the SEC’s rules. As of December 1, 2023, there were 134,984,275 shares of the Company’s common stock outstanding.

Name of Beneficial Owner	Beneficial Ownership(1) (10)		Percent of Common Stock Outstanding
Greater than Five Percent Beneficial Owners
BlackRock, Inc.	20,318,162	(2)	15.1%
55 East 52nd Street
New York, New York 10055

American Century Companies, Inc. et al. 4500 Main Street, 9th Floor Kansas City, Missouri 64111	17,710,558	(3)	13.1%

The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	15,720,806	(4)	11.6%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, Texas 78746	7,089,117	(5)	5.3%

Capitol Federal Financial, Inc. Employee Stock Ownership Plan	7,063,906	(6)	5.2%

Directors, Director Nominees and Executive Officers
John B. Dicus, Chairman, President, Chief Executive Officer and Director	1,489,905	(7)	1.1%
Michel’ Philipp Cole, Director	28,050		*
Morris J. Huey, II, Director	276,000		*
Jeffrey M. Johnson, Director	102,900	(8)	*
Michael T. McCoy, M.D., Director	44,109		*
James G. Morris, Director	70,995		*
Carlton A. Ricketts, Director	149,561		*
Jeffrey R. Thompson, Director	84,353		*
Rick C. Jackson, Executive Vice President and Chief Lending Officer	244,846	(9)	*
Robert D. Kobbeman, Executive Vice President and Chief Commercial Banking Officer	39,109		*
William J. Skrobacz, Jr., Executive Vice President and Chief Retail Operations Officer	37,802		*
Kent G. Townsend, Executive Vice President, Chief Financial Officer and Treasurer	232,991		*
Directors, director nominees and executive officers of the Company as a group (14 persons)	2,958,367		2.2%

(1)	Included in the shares beneficially owned by the directors and executive officers named in the table are options to purchase shares of the Company’s common stock which are currently exercisable or which will become exercisable within 60 days after December 1, 2023, as follows: Mr. Dicus – 100,116 shares; Mr. Huey – 10,000 shares; Mr. Johnson – 15,000 shares; Dr. McCoy – 15,000 shares; Mr. Thompson – 15,000 shares; and Mr. Jackson – 55,910 shares.

(2)	As reported in a Schedule 13G amendment filed with the SEC on January 26, 2023 by BlackRock, Inc. (“BlackRock”). With respect to the shares listed in the table, BlackRock reported having sole voting power as to 20,064,435 shares and sole dispositive power as to 20,318,162 shares.

(3)	As reported in a Schedule 13G amendment filed with the SEC on February 8, 2023 by American Century Companies, Inc., American Century Investment Management, Inc., American Century Capital Portfolios, Inc. and Stowers Institute for Medical Research. With respect to the shares listed in the table, American Century Companies, Inc., American Century Investment Management, Inc. and Stowers Institute for Medical Research each reported having sole voting power as to 16,633,548 shares and sole dispositive power as to 17,710,558 shares while American Century Capital Portfolios, Inc. reported having sole voting power and sole dispositive power as to 12,120,827 shares.

(4)	As reported in a Schedule 13G amendment filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”). With respect to the shares listed in the table, Vanguard reported having shared voting power as to 91,193 shares, sole dispositive power as to 15,503,939 shares and shared dispositive power as to 216,867 shares.

(5)	As reported in a Schedule 13G filed with the SEC on February 10, 2023 by Dimensional Fund Advisors LP (“Dimensional”). With respect to the shares listed in the table, Dimensional reported having sole voting power as to 6,951,540 shares and sole dispositive power as to 7,089,117 shares.

(6)	Of the 7,063,906 shares held by the employee stock ownership plan as of December 1, 2023, 4,255,539 were allocated to participant accounts. Each participant may instruct the trustee of the plan how to vote the shares of common stock allocated to his or her account. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, and in the case of shares held in the employee stock ownership plan but not allocated to any participant’s account, the trustee will vote such shares in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

(7)	Mr. Dicus has pledged 90,500 of his shares for a line of credit with a third-party financial institution unaffiliated with the Company.

(8)	Of the shares beneficially owned by Mr. Johnson, 87,900 are held in brokerage accounts pursuant to which they may serve as security for margin loans.

(9)	Of the shares beneficially owned by Mr. Jackson, 66,698 are held in a brokerage account pursuant to which they may serve as security for a margin loan.

(10)	In the case of directors, director nominees and executive officers, both individually and as a group, includes shares held directly, as well as shares held by and jointly with certain family members, shares held in retirement accounts, shares held by trusts of which the individual or group member is a trustee or substantial beneficiary or shares held in another fiduciary capacity with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. The shares beneficially owned by directors, director nominees and executive officers as a group also include an aggregate of 211,026 shares of common stock issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after December 1, 2023.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Board of Directors is currently composed of eight members, each of whom is also a director of Capitol Federal Savings. Approximately one-third of the directors are elected annually. Directors of the Company are elected to serve for a three-year term or until their respective successors are elected and qualified. The Company’s bylaws provide that no person who has reached age 75 may be elected, reelected, appointed or reappointed to the Board of Directors.

The following table sets forth certain information regarding the composition of the Company’s Board of Directors, including each director’s term of office. The Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nominations of Morris J. Huey, II and Carlton A. Ricketts to serve as directors, each for a term of three years to expire at the annual meeting of stockholders to be held in 2027. It is intended that the proxies solicited on behalf of the Board of Directors will be voted at the annual meeting “FOR” the election of these director nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age(1)	Position(s) Held in the Company	Director Since(2)	Term of Office Expires

NOMINEES

Morris J. Huey, II	74	Director	2009	2027
Carlton A. Ricketts	66	Director	2020	2027

DIRECTORS REMAINING IN OFFICE

John B. Dicus	62	Chairman of the Board, President and Chief Executive Officer	1989	2025
James G. Morris	69	Director	2013	2025
Jeffrey R. Thompson	62	Director	2004	2025
Michel’ Philipp Cole	60	Director	2017	2026
Jeffrey M. Johnson	57	Director	2005	2026
Michael T. McCoy, M.D.	74	Director	2005	2026

(1)	As of September 30, 2023.

(2)	Includes service as a director of Capitol Federal Savings.

Board Diversity

On August 6, 2021, the SEC approved amendments to the Listing Rules of the NASDAQ Stock Market (“NASDAQ”) related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) requires each NASDAQ-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, new Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each NASDAQ-listed company, subject to certain exceptions, to provide statistical information about the company’s board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+.

Although we are not required to fully comply with the Diverse Board Representation Rule until 2025, we believe we presently meet the requirements of that rule based on the self-identified characteristics of the current members of our Board of Directors. In the matrix below, we have provided the statistical information required by the Board Diversity Disclosure Rule, which has not changed since we disclosed that information in our last annual meeting proxy statement.

Board Diversity Matrix (As of September 30, 2023)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	1*	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

* One director self-identified as African American/Black and Hispanic/Latinx.

Business Experience and Qualifications of Our Directors

The Board believes that the many years of service our directors collectively have at the Company and Capitol Federal Savings is one of their most important qualifications for service on our Board.  This service has given them extensive knowledge of the banking business and of the Company.  Furthermore, their service on our Board committees, especially in the areas of audit, compensation and stock benefits, is critical to their ability to oversee the management of Capitol Federal Savings by our executive officers.  Service on the Board by our Chief Executive Officer is critical to aiding the outside directors’ understanding of the issues that are common in the banking business.  Each outside director brings special skills, experience and expertise to the Board as a result of their other business activities and associations.  The business experience of each of our directors and nominees for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director and nominee that further supports his or her service as a director are set forth below.

Morris J. Huey, II.  Mr. Huey retired from Capitol Federal Savings in January 2010.  From June 2002 until his retirement, Mr. Huey served as Executive Vice President and Chief Lending Officer of Capitol Federal Savings and President of Capitol Funds, Inc., a wholly owned subsidiary of Capitol Federal Savings.  From August 2002 until his retirement, he also served as President of Capitol Federal Mortgage Reinsurance Company, a wholly owned subsidiary of Capitol Funds, Inc.  Prior to that, he served as the Central Region Lending Officer since joining Capitol Federal Savings in 1991.  Mr. Huey’s many years of service in various areas of Capitol Federal Savings’ operations and his duties as Executive Vice President and Chief Lending Officer of Capitol Federal Savings bring a special knowledge of the financial, economic, underwriting and regulatory challenges the Company faces and he is well suited to educating the Board on these matters.

Carlton A. Ricketts. Mr. Ricketts retired as Executive Vice President, Chief Corporate Services Officer of Capitol Federal Savings and the Company in February 2019, after having held those responsibilities since April 2012. In that role, he directed the operations of Capitol Federal Savings in the areas of Compliance and Risk Management, Information Technology, Human Resources, Facilities, Marketing, Appraisals and the Insurance Agency, in addition to overseeing and participating in examinations with regulators. Mr. Ricketts joined Capitol Federal Savings in February 2007 as Chief Strategic Planning Officer. Before that, he spent 25 years in the electric and gas utility industry as Vice President of Business Services with Missouri Gas Energy and in various capacities for Westar Energy, including as the Vice President responsible for managing the company’s operations in the areas of Investor Relations, Corporate Development, and Labor Relations. Mr. Ricketts’s extensive background in banking, demonstrated leadership and first-hand knowledge of Capitol Federal Savings enhances the Board’s oversight of the Company’s operations and make him a valuable member of the Board.

John B. Dicus. Mr. Dicus became Chief Executive Officer of Capitol Federal Savings and the Company effective January 1, 2003 and became Chairman of the Board of Directors of Capitol Federal Savings and the Company in January 2009.  Prior to his appointment as Chief Executive Officer, he served as President and Chief Operating Officer for Capitol Federal Savings from 1996 and for the Company from its inception in March 1999.  Before that, he served as Executive Vice President of Corporate Services for Capitol Federal Savings for four years.  He has been with Capitol Federal Savings in various other positions since 1985.  Mr. Dicus’ many years of service in all areas of the operations of Capitol Federal Savings and his duties as President and Chief Executive Officer of the Company and Capitol Federal Savings bring a special knowledge of the financial, economic and regulatory challenges the Company faces and he is well suited to educating the Board on these matters.  Mr. Dicus is the father-in-law of William J. Skrobacz, Jr., who serves as Executive Vice President and Chief Retail Operations Officer of the Company and the Bank.

James G. Morris. Mr. Morris retired from KPMG LLP in September 2012 after having served as partner-in-charge of the financial services practice of the firm’s Kansas City office. Mr. Morris joined the firm in 1976 (when it was known as Peat Marwick Mitchell & Co.) as an auditor and was promoted to partner in 1988. At KPMG, Mr. Morris served a wide range of financial services clients, including banks, thrifts, mortgage companies, investment advisors and real estate companies. Mr. Morris currently serves as an independent trustee of The Commerce Funds, a family of eight mutual funds registered under the Investment Company Act of 1940. Mr. Morris’s accounting and auditing background and extensive experience working with companies in the financial services industry make him a valuable member of the Board.

Jeffrey R. Thompson.  In 2021, Mr. Thompson became Chief Financial Officer of Salina Vortex Corp., a Salina, Kansas-based manufacturing company.  He served as the company’s Chief Executive Officer and President from 2007 to 2020 and has worked for the company since 2002.  From 2001 to 2002, he served as Vice President, Supply Chain, for The Coleman Company, Wichita, Kansas.  From 1992 to 2001, he served in a variety of capacities for Koch Industries, Inc., Wichita, Kansas, including President of Koch Financial Services, Inc. from 1998 to 2001.  From 1986 to 1992, he worked in several positions for Chrysler Capital Public Finance, Kansas City, Missouri, primarily in the areas of originating, underwriting and servicing tax-exempt municipal leases.  Mr. Thompson has 40 years of business experience, including 20 years in the financial services business and 20 years with profit and loss responsibility in manufacturing companies.  He brings general business, financial and risk management skills to Capitol Federal Savings, including knowledge of compensation matters, which is important to his service on our Compensation Committee.  Mr. Thompson is a certified public accountant, and his accounting knowledge and experience is important to his service on our Audit Committee.  His participation in the Salina and Wichita, Kansas business communities for over 30 years brings knowledge of the local economy and business opportunities for Capitol Federal Savings.

Michel’ Philipp Cole, ABC. Ms. Cole retired in June 2018 as Vice President, Corporate Communications and Public Affairs of Westar Energy, a position she held since 2014. From 1990 to 2000, she served as Director, Corporate Communications for Westar Energy. Before rejoining Westar Energy, Ms. Cole was Vice President, Corporate Communications and Brand Strategy, Security Benefit Corporation, from 2003-2014. From 2000 to 2003, she was Senior Vice President, Corporate Practice Group, Fleishman-Hillard, Kansas City. Ms. Cole was the Manager, Corporate Communications, Goodyear Tire & Rubber Co., Topeka, from 1989-1990. She began her communications career as Vice President, Member Services, Kansas Press Association, from 1986-1989. In October 2022, Ms. Cole was elected to the Washburn University Board of Trustees. Ms. Cole has held other board positions for Stormont Vail Health, Greater Topeka Chamber of Commerce, Topeka Collegiate, the Kansas Book Festival, KTWU Public Television and the Washburn University Leadership Institute. She is a graduate of Leadership Greater Topeka and Leadership Kansas City and is an Accredited Business Communicator, IABC. Ms. Cole’s extensive background in all aspects of corporate communications brings to the Board knowledge and experience that enhances the Board’s oversight of those aspects of the Company’s operations that work to maintain and enhance value and ensure appropriate communications both inside and outside of the Company.

Jeffrey M. Johnson.  Mr. Johnson is President of Flint Hills National Golf Club, Andover, Kansas, a position he has held since March 2003.  From March 1997 until joining Flint Hills, Mr. Johnson was an investment advisor with Raymond James Financial Services in Wichita, Kansas.  Mr. Johnson’s extensive knowledge of investments and the regulated financial services industry supports the Board’s and the Audit Committee’s knowledge in those areas.  Before 1997, he served in a variety of restaurant management positions with Lone Star Steakhouse & Saloon, Inc. and Coulter Enterprises, Inc.  Mr. Johnson is also part-owner of several restaurants in Lawrence, Manhattan and Wichita, Kansas and parts of Texas.  He brings general business, financial and risk management skills to Capitol Federal Savings, including knowledge of compensation matters, which is important to his service on our Compensation Committee.  His participation in the Wichita, Kansas business community and his service on local non-profit boards for over 15 years bring knowledge of the local economy and business opportunities for Capitol Federal Savings.

Michael T. McCoy, M.D.  Dr. McCoy has been an orthopedic surgeon in private practice for over 30 years. In his private practice, he has employed up to 15 employees and gained the accounting, financial and risk management skill necessary to operate a small business.  He served as Chief of Orthopedic Surgery at Stormont Vail Regional Medical Center in Topeka, Kansas from October 2004 to October 2005 and as Chief of Surgery at Stormont Vail from January 1987 to January 1988.  His management and business experience in his private practice and these hospital positions bring knowledge and experience to his service on the Board and the Compensation and Audit Committees.  Dr. McCoy is a member of the Kansas Medical Society, the Shawnee County Medical Society, the American Academy of Orthopedic Surgeons and the American Orthopedic Society for Sports Medicine.

Executive Officers Who Are Not Also Directors

Set forth below is a description of the business experience for at least the past five years of each executive officer who is not also a director of the Company. Each executive officer’s age is as of September 30, 2023.

Kent G. Townsend. Mr. Townsend, age 62, serves as Executive Vice President and Chief Financial Officer of the Bank and the Company. Mr. Townsend also serves as Treasurer for the Company, Capitol Funds, Inc., a wholly owned subsidiary of the Bank (“Capitol Funds”), and Capitol Federal Mortgage Reinsurance Company, a wholly owned subsidiary of Capitol Funds (“CFMRC”). Mr. Townsend was promoted to Executive Vice President, Chief Financial Officer and Treasurer in September 2005. Prior to that, he served as Senior Vice President, a position he held since April 1999, and Controller of the Company, a position he held since March 1999. He has served in similar positions with the Bank since September 1995. He served as the Financial Planning and Analysis Officer with the Bank for three years and other financial related positions since joining the Bank in 1984.

Rick C. Jackson. Mr. Jackson, age 58, serves as Executive Vice President and Chief Lending Officer of the Bank and the Company. He also serves as Chief Executive Officer of Capitol Funds and President of CFMRC. He joined the Bank in 1993 as Community Development Director, a position he held until March 2017, and has served as Chief Lending Officer since February 2010.

Robert D. Kobbeman.  Mr. Kobbeman, age 68, serves as Executive Vice President and Chief Commercial Banking Officer of the Bank and the Company. He joined the Bank in August 2018 at the time of the Company’s acquisition of Capital City Bancshares, Inc. (“CCB”) and CCB’s subsidiary bank, Capital City Bank. From 2002 until the acquisition, Mr. Kobbeman served as President and Chief Executive Officer and as a director of CCB and Capital City Bank. From 1998 to 2002, Mr. Kobbeman served as Executive Vice President, Chief Lending Officer of Capital City Bank.

As previously reported by the Company, on November 28, 2023, Mr. Kobbeman informed the Company’s Board of Directors of his intent to retire effective February 29, 2024.

William J. Skrobacz, Jr. Mr. Skrobacz, age 32, has served as Executive Vice President and Chief Retail Operations Officer of the Bank and the Company since April 2023. He joined the Bank as Chief Strategy Officer in July 2021 after obtaining his MBA from The University of Virginia’s Darden School of Business. Starting with amassing experience with Bank customers while working throughout the Bank's branch system, he then continued moving through various departments within the organization helping to implement efficiencies and drive growth within the Bank’s lending and business development efforts, while also familiarizing himself with the Bank’s regulatory environment. Prior to his time at the Bank, he worked for Nuvasive Inc. from 2013-2021 in a Regional Sales and Operations Management capacity. Mr. Skrobacz is the son-in-law of John B. Dicus, the Company’s and the Bank’s Chairman, President and Chief Executive Officer.

Anthony S. Barry. Mr. Barry, age 59, serves as Executive Vice President, Chief Corporate Services Officer of the Bank and the Company.  Prior to joining the Bank and the Company in October 2018, Mr. Barry was engaged in the private practice of law for 29 years in real estate and general litigation, with an emphasis in construction law. Mr. Barry also served as a board member of a bank holding company in Arizona from 1998 to 2008.

Natalie G. Haag. Ms. Haag, age 64, serves as Executive Vice President, General Counsel, and Corporate Secretary of the Bank and the Company. Prior to joining the Bank and the Company in August 2012, Ms. Haag was 2nd Vice President, Director of Governmental Affairs and Assistant General Counsel for Security Benefit Corporation and Security Benefit Life Insurance Company in Topeka, Kansas. Security Benefit provides retirement products and services, including annuities and mutual funds. Ms. Haag was employed by Security Benefit since June 2003. The Security Benefit companies are not parents, subsidiaries or affiliates of the Bank or the Company.

Director Independence

The Company’s Board of Directors has determined that the following directors, constituting a majority of the Board, are “independent directors,” as that term is defined in NASDAQ Listing Rule 5605: Directors Cole, Huey, Johnson, McCoy, Morris, Ricketts and Thompson.

Board Leadership Structure and Role in Risk Oversight

The Company currently combines the positions of Chief Executive Officer and Chairman into one position. The Company does not have a lead outside director. The Company believes that this structure is appropriate because of the primarily singular operating environment of the Company, with the Company’s focus on being a provider of retail and commercial financial services. Having the Chief Executive Officer and Chairman involved in the daily operations of this focused line of operations improves the communication between management and the Board and ensures that the Board’s interest is represented in the daily operations of the Company, particularly with regard to risk management.

Risk is inherent with the operation of every financial institution, and how well an institution manages risk can ultimately determine its success.  The Company faces a number of risks, including but not limited to credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, compliance risk, cybersecurity risk and reputation risk. The Company’s primary risk areas are single-family lending, including originated and purchased loans, and commercial lending. Cybersecurity risk is a key consideration in the Company’s operational risk management capabilities. Given the nature of the Company’s operations and business, including the Bank’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk that is subject to control and monitoring at various levels of management and oversight by the Board and the Audit Committee. The Board receives updates on the status of the cybersecurity controls, reports of significant cybersecurity incidents and annual education in this area.

Management is responsible for the day-to-day management of the risks the Company faces, while the Board has ultimate responsibility for the oversight of risk management. The Board oversees risk through the annual review of key policies of the Bank and the Company. In addition, monthly, quarterly and annual reports are prepared for, presented to and reviewed with the Board addressing all major risk and compliance areas. For the policies of the Board that require risk assessments to be completed, the results are generally summarized and presented to the Board or a committee of the Board. The executive officers responsible for managing the various risks in the Bank and Company present reports to the Board as required by policy or as needed.

The Board has integrated the oversight of certain risk areas with the responsibilities of the Audit Committee and the Compensation Committee. The Audit Committee works with the independent Audit Services Director to structure risk-based audits, the reports of which are presented to the Audit Committee, and progress toward the approved audit plan is reviewed and the committee is updated at least quarterly. In attempting to determine the appropriate levels and forms of compensation provided to the Bank’s and the Company’s officers and employees, the Compensation Committee considers whether compensation or incentive plans encourage excessive risk taking.

Board Meetings and Committees

The members of the Boards of Directors of the Company and Capitol Federal Savings are identical. During the fiscal year ended September 30, 2023, the Board of Directors of the Company held seven meetings and the Board of Directors of Capitol Federal Savings held 13 meetings. During fiscal year 2023, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of each Board during the period he or she was a director and the total number of meetings held by the committees of each Board on which committees he or she served during the period in which he or she served.

The Company’s Board of Directors has standing Executive, Compensation, Stock Benefit, Audit and Nominating Committees. The following is a summary of these committees.

The Executive Committee is currently comprised of Directors Dicus (Chair), Huey, McCoy and Thompson. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by applicable law. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee did not meet during fiscal year 2023.

The Compensation Committee is currently comprised of Directors Morris (Chair), Cole, Huey, Johnson, McCoy, Ricketts and Thompson, each of whom is an “independent director,” as that term is defined in the NASDAQ Listing Rules. The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering the Company’s compensation and benefit programs. The Compensation Committee also is responsible for:

●	reviewing from time to time the Company’s compensation plans and, if the Committee believes it to be appropriate, recommending that the Board amend these plans or adopt new plans;

●	annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and recommending to the Board the Chief Executive Officer’s compensation level based on this evaluation;

●	overseeing the evaluation of management, and recommending to the Board the compensation for executive officers and other key members of management. This includes evaluating performance following the end of incentive periods and recommending to the Board specific awards for executive officers;

●	recommending to the Board the appropriate level of compensation for directors;

●	administering any benefit plan which the Board has determined should be administered by the Committee; and

●	reviewing, monitoring and reporting to the Board, at least annually, on management development efforts to ensure a pool of candidates for adequate and orderly management succession.

The Compensation Committee operates under a written charter adopted by the Board of Directors of the Company, a copy of which is available on the Company’s website, at www.capfed.com, by clicking “Investor Relations” and then (under the “Corporate Overview” tab) “Corporate Governance.” In fiscal year 2023, this committee met five times at the holding company level; the Compensation Committee for Capitol Federal Savings, which serves the same function and has the identical makeup, also met five times during fiscal year 2023.

The Stock Benefit Committee operates under a written charter adopted by the Board of Directors of the Company. The Stock Benefit Committee is currently comprised of Directors McCoy (Chair), Cole, Huey, Johnson, Morris, Ricketts and Thompson. The Stock Benefit Committee is principally responsible for administering the Company’s 2012 Equity Incentive Plan, 2000 Stock Option and Incentive Plan and 2000 Recognition and Retention Plan. Although, by their terms, the 2000 Stock Option and Incentive Plan and 2000 Recognition and Retention Plan expired as to new awards in April 2015, the Company ceased granting new awards under those plans following the approval of the 2012 Equity Incentive Plan at the Company’s annual meeting of stockholders held in January 2012. The Stock Benefit Committee awards stock-based benefits to officers and employees of the Company and the Bank. This committee met four times during fiscal year 2023.

The Audit Committee is currently comprised of Directors Thompson (Chair), Cole, Huey, Johnson, McCoy, Morris and Ricketts, each of whom is “independent,” as independence for audit committee members is defined in the NASDAQ Listing Rules. The Company’s Board of Directors has determined that each of Messrs. Morris and Thompson is an “audit committee financial expert,” as defined in the SEC’s rules.

The Audit Committee operates under a written charter adopted by the Board of Directors of the Company, a copy of which is available on the Company’s website, www.capfed.com, by clicking “Investor Relations” and then (under the “Corporate Overview” tab) “Corporate Governance.” The Audit Committee is appointed by the Company’s Board of Directors to represent and assist the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, the systems of disclosure controls and procedures, compliance with ethical standards adopted by the Company, compliance with legal and regulatory requirements, the annual independent audit of the Company’s consolidated financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the independent (external) auditors and any other areas of potential financial risk to the Company specified by its Board of Directors. The Audit Committee also is responsible for hiring, retaining and terminating the Company’s independent auditors. The Audit Committee met eight times in fiscal year 2023.

The Nominating Committee is comprised of Directors Cole (Chair), Huey, Johnson, McCoy, Morris, Ricketts and Thompson, each of whom is an “independent director,” as that term is defined in the NASDAQ Listing Rules. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the meeting identified in this proxy statement were recommended to the Board by the Nominating Committee. The Nominating Committee met twice during fiscal year 2023.

The Nominating Committee operates under a formal written charter adopted by the Board, a copy of which is available on the Company’s website, www.capfed.com, by clicking “Investor Relations” and then (under the “Corporate Overview” tab) “Corporate Governance.” The Nominating Committee has the following responsibilities under its charter:

●	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

●	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole. The Company’s Board of Directors looks for diversity among its members by ensuring directors have backgrounds with diverse business experience, living in our different local geographic markets with sound business experience in many areas of operations of business. The Board looks for experience from individuals with business experience from the top levels of a business, understanding of financial concepts, human resource, marketing and communications, risk management, information technology and customer service common among all businesses;

●	review nominations submitted by stockholders, which have been addressed to the Company’s Secretary, and which comply with the requirements of the Company’s charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

●	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

●	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company’s bylaws, nominations for directors by stockholders must be made in writing and received by the Secretary of the Company at the Company’s principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s bylaws.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by writing to: Natalie G. Haag, Executive Vice President, General Counsel and Corporate Secretary, Capitol Federal Financial, Inc., 700 S. Kansas Avenue, Topeka, Kansas 66603.

Board Member Attendance at Annual Stockholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. All of the Company’s directors attended last year’s annual meeting of stockholders.

Employee, Officer and Director Hedging

The Company has not adopted any practices or policies regarding the ability of its employees, officers or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Director Compensation

The members of the Boards of Directors of Capitol Federal Savings and the Company are identical. Each non-employee director receives an annual retainer, paid monthly, one-half of which is for his or her service on Capitol Federal Savings’ Board of Directors and one-half of which is for his or her service on the Company’s Board of Directors. During fiscal year 2023, the combined annual retainer was $72,000 ($36,000 for service on Capitol Federal Savings’ Board of Directors and $36,000 for service on the Company’s Board of Directors). No additional fees are paid for attending Board or Board committee meetings. During fiscal year 2023, Mr. Thompson received $5,000 for serving as the Audit Committee chair. Each outside director receives $1,000 per day for each conference or other meeting attended concerning Capitol Federal Savings and/or Company business that is outside of board meetings. During fiscal year 2023, no outside director attended any such conference or other meeting. During fiscal year 2023, John B. Dicus, Chairman, President and Chief Executive Officer, was paid $12,000 by Capitol Federal Savings and $12,000 by the Company ($24,000 in total) for his service as a director of Capitol Federal Savings and the Company.

The following table sets forth certain information regarding the compensation earned by or awarded to each director, other than Mr. Dicus, who served on the Board of Directors of the Company in fiscal year 2023. Compensation payable to Mr. Dicus for his service as a director is included in the “Salary” column of the Summary Compensation Table, under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Michel’ Philipp Cole	$72,000	---	---	$493	$72,493
Morris J. Huey II	72,000	---	---	---	72,000
Jeffrey M. Johnson	72,000	---	---	---	72,000
Michael T. McCoy, M.D.	72,000	---	---	---	72,000
James G. Morris	72,000	---	---	---	72,000
Carlton A. Ricketts	72,000	---	---	1,559	73,559
Jeffrey R. Thompson	77,000	---	---	---	77,000

(1)	Includes annual retainers for service on the Boards of Directors of the Company and Capitol Federal Savings. For Mr. Thompson, also includes $5,000 for serving as the Audit Committee chair.

(2)	As of September 30, 2023, Mr. Ricketts was the only director listed in the table who held any unvested shares of restricted stock. Mr. Ricketts held 1,350 unvested shares of restricted stock as of that date.

(3)	As of September 30, 2023, the total number of shares underlying the stock options held by each director listed in the table was as follows: Mr. Huey – 10,000 shares; Mr. Johnson – 15,000 shares; Dr. McCoy – 15,000 shares; and Mr. Thompson – 15,000 shares.

(4)	For Ms. Cole and Mr. Ricketts, represents dividends paid on unvested shares of restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the Company’s compensation program, including how it relates to the executive officers named in the compensation tables that follow this section (who we sometimes refer to below and elsewhere in this proxy statement as the “named executive officers,” or “NEOs”), consisting of:

●	John B. Dicus, our Chairman, President and Chief Executive Officer,

●	Kent G. Townsend, our Executive Vice President, Chief Financial Officer and Treasurer,

●	Rick C. Jackson, our Executive Vice President and Chief Lending Officer,

●	Robert D. Kobbeman, our Executive Vice President and Chief Commercial Banking Officer (who plans to retire from these positions effective February 29, 2024) and

●	William J. Skrobacz, Jr., our Executive Vice President and Chief Retail Operations Officer.

Set forth below is an analysis of the objectives of our compensation program, the material compensation policy decisions we have made under this program and the material factors we considered in making those decisions.

Overview of Compensation Program

The Compensation Committee of our Board of Directors (the “Committee”), which consists solely of independent directors, has responsibility for developing, implementing and monitoring adherence to the Company’s compensation philosophies and program. The Stock Benefit Committee, also comprised entirely of independent directors, administers and grants stock-based compensation awards from time to time. Grants currently are made under our 2012 Equity Incentive Plan, which was approved by our stockholders in January 2012. One NEO has outstanding option awards granted under our 2000 Stock Option and Incentive Plan, which was approved by our stockholders in 2000 and expired as to new awards in April 2015. See “Stock Incentive Plans” below. The Committee is mindful of the compensation offered in the banking industry, both regionally and nationally, and the Company’s business strategies. The Committee strives to provide a complete compensation program that incentivizes executive officers to maximize the Company’s performance with the goal of enhancing stockholder value. The Company’s compensation program is based upon the following philosophies:

●	preserve the financial strength, safety and soundness of the Company and the Bank;

●	reward and retain key personnel by compensating them in the range of salaries at comparable financial institutions and making them eligible for annual cash bonuses based primarily on the Company’s performance;

●	focus management on maximizing earnings while managing risk by maintaining high asset quality, managing interest rate risk within Board guidelines, emphasizing cost control, establishing adequate compliance programs and maintaining appropriate levels of capital; and

●	provide an opportunity to earn additional compensation if the Company’s stockholders experience returns through stock price appreciation and/or dividends.

The Company’s primary forms of current compensation for executive officers include base salary, short-term incentive compensation and long-term incentive compensation. The Company has provided long-term compensation in the form of stock option and restricted stock awards and an employee stock ownership plan (“ESOP”). The Company also has a tax-qualified defined contribution retirement plan, health and life insurance benefits and paid time off benefits. The Company offers insurance benefits, including flexible spending accounts for unreimbursed medical expenses and child care expenses, on a pre-tax basis, in which executive officers may participate with the same eligibility requirements as all other employees.

As a general matter, we have not offered employment agreements to any of our officers or employees. We currently believe our named executive officers receive sufficient incentives from the existing compensation program that employment agreements are not necessary to induce them to remain with the Company. The Company has entered into change in control severance agreements with each of the NEOs. Each agreement entitles the executive to a severance payment if the executive’s employment is terminated under certain circumstances within six months before or within 24 months after a change in control of the Company. The Company believes these agreements will help incentivize the executives to continue their employment with the Company amid the uncertainty that may arise in the event of a change in control. See “Change in Control Severance Agreements” and “Payments upon Termination or Change in Control.”

The Committee meets as needed during the year to consider all aspects of the Company’s compensation program, including a review at least once per year of a tally sheet for each NEO quantifying every component of the NEO’s compensation package, in order to satisfy itself that the total compensation paid to the NEO is reasonable and appropriate. As discussed in greater detail below under “Role of Management,” the Committee meets with management to receive their analyses and recommendations, as requested by the Committee, considers the information provided to the Committee and makes decisions accordingly.

Base Salary

The Committee sets the base salaries for all executive officers of the Company. The Committee sets policy directing fair and reasonable compensation levels throughout the Company by taking into account the influences of market conditions on each operational area of the Company and the relative compensation at different management levels within each operational area. The Committee recognizes that base salary is the primary compensation package component that is fixed in amount before the fiscal year begins and is paid during the year without regard to the Company’s performance. The base salary for each NEO reflects the Committee’s consideration of a combination of factors, including: competitive market salary, the comparability of responsibilities of similarly situated NEOs at other institutions, the officer’s experience and tenure, overall operational and managerial effectiveness and breadth of responsibility for each officer.

Each NEO’s base salary and performance is reviewed annually. Base salary is not targeted to be a percentage of total compensation, although the Committee does consider the total amount of each NEO’s compensation when setting NEO base salaries.

The Committee has not used third party consultants or other service providers to present compensation plan suggestions or market compensation data for executive officers. Instead, the Committee has directed the President and CEO to provide comparable market salary data for executive officers based upon a selected population of comparable financial institutions.

The most recent comparison information was compiled from information reported in the then-most recent proxy statements of the financial institutions listed below. The financial institutions selected for comparison purposes were based upon the President and CEO’s knowledge of the selected financial institutions and the comparability of their operations, corporate structure and/or size relative to the Company. Financial institutions selected for comparison purposes may be added or removed from the list each year as a result of acquisitions, closings, operating in a distressed mode or because another financial institution compares more appropriately to the operations of the Company than a previously listed financial institution.

The financial institutions in the most recent comparison included the following publicly held financial institutions with total assets, as of each institution’s most recent fiscal year-end, of between $5.0 billion and $21.7 billion: TFS Financial (organized in a mutual holding company, or MHC, structure), Washington Federal, Northwest Bancshares, Community Bank System, BancFirst, Provident Financial Services, Park National Corporation, National Bank Holdings, Heartland Financial USA, Republic Bancorp, First Busey Corporation, Great Southern Bancorp, Inc., and Equity Bancshares, Inc.

The comparison shows how our executive officer salaries and annual cash compensation compare on a national and local scale with other financial institutions, reflecting institutions among which we would most likely compete for executive talent, with a slightly greater weighting to regional institutions. The Committee received information showing the base compensation of the CEO, CFO and the next three NEOs in each company’s proxy statement. The levels of compensation paid to our CEO and CFO are compared directly to the equivalent titles in the listed companies. The compensation of the highest paid NEO within each of the companies listed above, not including the CEO or CFO, is compared to compensation paid to our most highly compensated NEO, not including the CEO or CFO. The compensation of the second highest paid NEO within each of the companies listed above, not including the CEO or CFO, is compared to compensation paid to our second most highly compensated NEO, not including the CEO or CFO. The compensation of the third highest paid NEO within each of the companies listed above, not including the CEO or CFO, is compared to compensation paid to our third most highly compensated NEO, not including the CEO or CFO.

The Committee reviews the comparison data provided and does not attempt to set the base salaries of our NEOs at specific target percentiles of the comparison data provided. The Committee uses this data in conjunction with setting the base salary of each NEO, whose salary is discussed below, in light of the range of base salaries paid among the comparable financial institutions. Because the positions other than the CEO and CFO may not be directly comparable between financial institutions, the Committee exercises its judgment in determining where in the salary ranges of the comparison financial institutions the compensation for our other NEOs should fall. The salaries for the CEO and CFO, in general, fall within the 25th to 50th percentile of the range of comparable salaries based upon a review of the comparison companies. In general, the range of salaries for the NEOs other than the CEO and CFO is narrow because the comparison in range of salaries among the other NEO executive officer positions in the various market comparisons reviewed is not considered sufficiently different by the Committee to warrant a wider spread in base salary. The salary of the CEO is established to reflect his hands-on approach to leadership and the involvement he provides the Company on a daily basis, the leadership roles he fills in local, regional and national industry-related activities and his direct involvement in addressing stockholder value and stockholder relations. The salaries of the CFO and each of the other NEOs are established to also reflect their respective roles in the management structure of the Company.

The Committee does not put as much emphasis on the market comparison information when considering bonus or other incentive compensation as it does on base salary for the Company’s executive officers. This is primarily because of the divergence in practice regarding the structure of bonus plans and the types of incentives offered executive officers at other financial institutions.

Compensation and Incentive Plan Risk Assessment

At the direction of the Compensation Committee, our Audit Services Director with the assistance of our Human Resources Director, reviewed all compensation and incentive programs within the Company to ensure the programs were working as designed and intended. The results of this review indicated that all plans were working as designed and intended and did not allow for compensation benefits beyond those intended by the programs.

Bonus Incentive Plans

All officers of the Company are eligible to receive cash bonuses on an annual basis under the Short Term Performance Plan (“STPP”) based upon the Company’s financial performance and the individual officer’s performance during the fiscal year. The cash awards are generally made in January of the year following the fiscal year end of September 30 (e.g., in January 2023, in the case of the STPP award for the fiscal year ended September 30, 2022) (the “Scheduled Payment Date”).

A participant’s STPP award may not exceed the percentage of salary specified in the plan for his or her position level. For the Chairman, President and CEO, the maximum percentage is 60%, and for each of the other NEOs, the maximum percentage is 40%. The STPP is intended to:

●	promote stability of operations and the achievement of earnings targets and business goals;

●	link executive compensation to specific corporate objectives and individual results; and

●	provide a competitive reward structure for officers.

Generally, in November of each fiscal year, after considering management’s company performance recommendations (see “Role of Management” below), the Committee sets target, maximum and minimum performance levels for that year. The targeted performance level is the most likely performance level forecasted for the Company in the ensuing fiscal year given the operational considerations described below. As discussed below, the Committee considers three targets in order to focus management on the performance of the Company as a whole: efficiency ratio; basic earnings per share and return on average equity. By focusing on the overall performance of the Company, over time the Committee believes the value to the stockholder from management’s performance will be maximized. In seeking to maximize the performance of the Company, management focuses on all critical risks and objectives of the Company. By not taking excessive credit risk and keeping interest rate risk at or below levels established by the Board, it is believed that the Company’s earnings likely will remain strong over time. By managing the amount of capital of the Bank, the Company benefits by having a proper amount of leverage which improves the opportunities to enhance earnings. Focusing on cost control helps to mitigate risks that operating expenses will rise beyond the level at which they are supportable by the Bank’s operating income.

As indicated above, the areas of Company performance targeted consist of the efficiency ratio, basic earnings per share and return on average equity. The efficiency ratio is computed by dividing total non-interest expense by the sum of net interest and dividend income and total other income. Basic earnings per share is calculated by dividing net income for the fiscal year by the average basic shares outstanding for the fiscal year. Return on average equity is computed by dividing net income for the fiscal year by the average month end balance of total stockholders’ equity for the thirteen monthly time periods from the prior fiscal year end through the current fiscal year end, ending September 30th. The efficiency ratio, basic earnings per share and return on average equity are equally weighted.

In general, the Company performance targets for the STPP are based upon the ensuing year’s forecast of business activity, interest rates, pricing assumptions, operating assumptions and net income determined using market- based assumptions as of September 30th of the just completed fiscal year. The purpose of the efficiency ratio performance target is to focus management on keeping operating expenses under control and at the lowest level possible, while reflecting the impact of interest rates on the operations of the Company. The targets for earnings per share and return on average equity are established based upon the forecasted performance of the Company and anticipated capital management plans for the Company. Forecasted performance includes the Company’s internal forecasts and the forecasts of outside analysts. For fiscal year 2023, the targets were established based upon internally generated (forecasted) performance results and externally generated performance results from independent analysts who cover the Company. The results were weighted 80% for the internally generated results and 20% for the external results.

There are two “scales” for each performance target: (i) a “target” scale, which includes increments between the target level of performance and a maximum level of performance, and decrements between the target level of performance and a minimum level of performance; and (ii) an “award” scale, which proceeds at one percent increments beginning at 20% in correspondence to the minimum performance level on the target scale, through 60% in correspondence to the target level of performance on the target scale, and up to 100% in correspondence to the maximum level of performance on the target scale. Plan participants will earn a percentage on the award scale for a particular performance target of between 20% (if performance is at the minimum level of performance on the target scale) and 100% (if performance is at or above the maximum level of performance on the target scale). The percentage earned on the award scale for a particular performance target will be zero if performance is below the minimum level of performance on the target scale. The average of the percentages earned on the award scales for the three performance targets represents the total percentage of the maximum possible STPP award each participant has earned for the Company performance component of the STPP award. In order to pay the full amount of an award under the STPP based on performance above the target level, the Committee must determine that the Company had actual net income for the fiscal year in excess of targeted net income for the fiscal year equal to at least five times the aggregate dollar amount of the portion of the total STPP awards for that year that would be made above the target level.

Below is a table showing the targets established and the performance achieved for fiscal years 2023, 2022 and 2021. The “percent of total” columns represent, for each performance target (efficiency ratio, basic earnings per share and return on average equity), the percentage earned on the award scale for that target, based on the level of achievement on the target scale. The “total” column represents the average of the award scale percentages earned for the three performance targets, which, as noted above, represents the total percentage of the maximum possible STPP award that has been earned for the Company performance component of the STPP award. For fiscal year 2023, for which the Company incurred a net loss, the award scale percentage earned for each performance target was determined to be zero. For fiscal year 2022, the levels of achievement for basic earnings per share and return on average equity were in excess of the maximum, while the level of achievement for the efficiency ratio was between the target and the maximum. For fiscal year 2021, the levels of achievement for earnings per share and return on average equity were between the target and the maximum and for the efficiency ratio the level of achievement was between the target and the minimum.

	Target			Performance			Percent of total
Fiscal Year	Efficiency Ratio	Basic EPS	ROAE	Efficiency Ratio	Basic EPS	ROAE	Efficiency Ratio	Basic EPS	ROAE	Total
2023	59.14%	$0.48	6.03%	-626.63%	$(0.76)	-9.48%	0%	0%	0%	0%
2022	54.59%	$0.56	6.16%	52.39%	$0.62	7.16%	79%	100%	100%	93%
2021	55.36%	$0.53	5.64%	56.91%	$0.56	5.99%	50%	86%	85%	73%

Each NEO receives 90% of their STPP award based upon the achievement of the three pre-established financial performance targets of the Company discussed above. This is intended to focus each named executive officer on maximizing the overall performance of the Company and not on achievement of goals in a particular operational area. Because of the predominance of the focus of the NEO bonuses on the overall performance of the Company, specific individual performance goals are not usually set for named executive officers. Instead, each NEO’s individual contribution to the Company’s performance is a subjective determination by the Committee following discussion with the President and CEO, giving consideration to each NEO’s response to the Company’s changing operational needs during the year. If, as was the case for fiscal year 2023, the Company incurs a net loss for the fiscal year, the NEOs will not receive an STPP award.

The STPP includes a clawback provision that is applicable to all participants in the plan. Under this provision, any payment made under the STPP that was based upon materially inaccurate financial statements requiring a restatement or was a result of fraud in determining an individual or company performance metric must be paid back if discovered within 24 months of the filing of the inaccurate financial statement(s) or the discovery of the fraud. The STPP repayment, in whole or in part, is at the discretion of the Committee. The Company has also adopted a separate compensation recovery policy that incorporates the requirements of Section 10D of the securities Exchange Act of 1934, as amended, and NASDAQ Listing Rule 5608.

The Committee has the authority under the STPP to reduce bonus awards to executive officers that would otherwise be earned, for any reason the Committee believes appropriate. This may be done for all executive officers or for individual executive officers. The Committee did not exercise any such negative discretion with respect to STPP awards for fiscal years 2022 or 2021. As noted above, no STPP awards were made to the NEOs for fiscal year 2023.

The Company also maintains a deferred incentive bonus plan (“DIBP”) for executive officers in conjunction with the STPP. The DIBP is administered as an unfunded plan of deferred compensation with all benefits expensed and recorded as liabilities as they are accrued. The purpose of the two plans working together is to provide incentives and awards to executive officers to enhance the Company’s performance and stockholder value over a four-year time horizon. Each named executive officer has the opportunity to defer a minimum of $2,000 and up to 50% (up to a maximum of $100,000) of their cash award under the STPP. The amount deferred receives a 50% match that is accrued by the Company for accounting purposes over a three year mandatory deferral period. The amount deferred plus the 50% match is deemed to have been invested in Company stock on the last business day of the calendar year preceding the receipt of the STPP award at the closing price on that date (e.g., on December 31, 2022, in the case of the STPP award for fiscal year 2022, which was paid in January 2023), in the form of phantom stock. The number of shares of phantom stock deemed purchased receives dividend equivalents as if the stock were owned by the named executive officer. At the end of the mandatory deferral period, the DIBP is paid out in cash and is comprised of the initial amount deferred, the 50% match, the amount of the dividend equivalents on the phantom shares over the deferral period and the increase in the market value of the Company’s stock over the deferral period, if any, on the phantom shares. There is no provision for the reduction of the DIBP award at the end of the mandatory deferral period if the market value of the Company’s stock at that time is lower than the market value at the time of the deemed investment.

For participants in the STPP, it is generally required that the recipient be employed by the Bank through the last day of the fiscal year to receive an award. For participants in the DIBP, the recipient must remain continuously employed by the Bank during the mandatory deferral period to receive the Company match, dividend equivalents on the phantom shares over the deferral period and the increase in the market value of the Company’s stock over the deferral period, if any, on the phantom shares. In the event that an NEO leaves the company during the deferral period for reasons other than a change in control, the NEO would be entitled to receive the deferred funds without the Company match or any earnings (including dividend equivalents) on the deferred funds or on the Company match.

The incentive bonus amounts awarded to the NEOs for fiscal years 2022 and 2021 under the STPP are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As noted above, no incentive bonus amounts were awarded to the NEOs for fiscal year 2023 under the STPP.

Stock Incentive Plans

The Company’s Stock Incentive Plans are designed to provide incentives for long-term positive performance of the executive officers by aligning their interests with those of our stockholders by providing the executive officer the opportunity to participate in the appreciation, if any, in the Company’s stock price which may occur after the date options are granted. Awards of restricted stock are intended to further align executive officers interests with stockholders’ interest. Awards of stock options and restricted stock currently are made under our 2012 Equity Incentive Plan, which was approved by stockholders in January 2012. The Stock Benefit Committee administers this plan, determines eligibility and grants awards. Since fiscal year 2017, awards have primarily been made in conjunction with the hiring of an eligible officer and promotions. Also, since fiscal year 2017, new awards have primarily been in the form of restricted stock in order to provide award recipients with a direct and immediate sense of equity ownership. In addition, the 2012 Equity Incentive Plan allows stock awards for exceptional performance. Mr. Skrobacz, who joined the Company as Chief Strategy Officer in July 2021 and was promoted to Chief Retail Operations Officer in April 2023, was awarded 23,500 shares of restricted stock during fiscal year 2023. No other NEO received an equity incentive award during fiscal year 2023.

As required by the 2012 Equity Incentive Plan, stock options have an exercise price that is equal to the closing price as of the date of the grant. We do not coordinate the timing of options and stock awards with the release of material non-public information.

Role of Management

The Committee makes all decisions regarding the compensation of our executive officers. The Committee has asked the President and CEO to provide, in addition to the comparable market salary data based upon a selected population of comparable financial institutions at both the regional and national levels, reviews of the performance of each NEO except for himself and recommendations for the salaries of each NEO except for himself and any recommendations for stock awards. Management recommends the target, minimum and maximum performance goals for the Company and the related bonus targets under the STPP to be approved by the Committee. In addition, management may from time to time recommend changes to the compensation program in response to changes in the marketplace in which the Company competes for executive talent and in light of the absolute performance level of the Company. The compensation of the CEO is determined by the Committee without prior recommendations from him. The Committee makes all decisions in light of the information provided and the Committee members’ experience and expectations for all NEOs.

Stockholder “Say-on-Pay” Vote

Since our annual meeting of stockholders held in February 2011, we have been required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) to include a non-binding, advisory “say-on-pay” vote in our annual meeting proxy statement at least once every three years, and, at least once every six years, a non-binding, advisory vote on the frequency of future say-on-pay votes (commonly referred to as a “say-on-pay frequency vote”), with stockholders having the choice of every year, every two years or every three years. We last had a “say-on-pay frequency vote” at our annual meeting of stockholders held in January 2023, on which stockholders cast the most votes in favor of a frequency of every year for future say-on-pay votes, and will be holding a say-on-pay frequency vote again at our annual meeting of stockholders in 2029. At our annual meeting of stockholders held in January 2023, stockholders approved the compensation of the Company’s executives, as disclosed in the Company’s proxy statement for that meeting, with approximately 97% of the votes cast in favor.

Perquisites and Other Personal Benefits

For fiscal year 2023, no NEO received any perquisites or other personal benefits in excess of $10,000 in the aggregate.

Retirement and Other Benefits

The Company provides an ESOP and a defined contribution plan to all employees who qualify for participation under each plan. The ESOP provides for the allocation of shares of the Company’s common stock annually among all participants based upon each employee’s qualifying compensation as a percentage of the total of all qualifying compensation for all participants. Each NEO participates in the ESOP and the defined contribution plan.

The defined contribution plan is a 401(k) plan in which the eligibility and participation requirements, allocation calculations and contribution limits apply to all employees, including NEOs. All employees have the opportunity to direct their investment in the plan. For fiscal year 2023, the Company matched 25% of the employee’s contribution, up to the first 3% of eligible compensation contributed by the employee. The Company does not offer any defined benefit plan or post-retirement benefit plan that requires expense to the Company following the termination of employment of any NEO.

The Company provides a life insurance benefit for every employee who works on average more than 20 hours per week. The benefit is 1.0 times the employee’s base salary, subject to a cap on the total death benefit of $500,000 in the case of Mr. Dicus, $389,000 in the case of Mr. Townsend, $300,000 in the case of Mr. Jackson, $300,000 in the case of Mr. Kobbeman and $235,000 in the case of Mr. Skrobacz. Benefits for all employees in excess of $50,000 result in taxable income. Each of the NEOs participates in this benefit program.

The Company has purchased a life insurance annuity for the CEO, which includes a $5.0 million death benefit. The salary of the CEO has been grossed up for the cost of the annuity and the income tax associated with the resulting imputed taxable income. The Company has provided this gross up because the Company wished to provide the life insurance annuity benefit to the CEO without him having to bear the associated tax obligation. The gross up for this benefit is not included in the base salary of the CEO, but is included in the “All Other Compensation” column of the Summary Compensation Table.

In addition to the life insurance benefits discussed above, the Bank has purchased Bank Owned Life Insurance for eligible employees. Each insured employee was provided the opportunity to designate a beneficiary to receive a death benefit equal to the insured employee’s base salary as of the Board approval date of the purchase if the insured dies while employed by the Bank. All NEOs other than Messrs. Kobbeman and Skrobacz are covered under Bank Owned Life Insurance purchased by the Bank and have designated beneficiaries. Once the covered NEO’s employment with the Bank terminates, the death benefit to the beneficiary of the covered NEO terminates as well. Mr. Kobbeman is covered under Bank Owned Life Insurance policies originally purchased by Capital City Bank and assumed by the Bank in connection with the Company’s acquisition of CCB and Capital City Bank. Capital City Bank did not offer its employees the ability to designate a beneficiary for any death benefits payable under its policies.

Termination or Change in Control Payments

The Company has entered into agreements with each of the NEOs to provide a severance payment if their employment is terminated under specified circumstances within six months before or 24 months after a change in control of the Company. See “Change in Control Severance Agreements” and “Payments upon Termination or Change in Control.”

The terms of our stock options and restricted stock awards provide for accelerated vesting only in the case of a change in control. See “Payments upon Termination or Change in Control.”

Stock Ownership Guidelines

In November 2011, the Company’s Board of Directors adopted stock ownership guidelines, effective January 1, 2012, which are applicable to the Company’s directors and executive and senior officers. It is the Board’s intention to encourage recipients of future equity-based awards, if any, to retain ownership of the shares relating to those awards to further align their interests with the interests of the Company’s stockholders. The guidelines provide as follows:

●	The CEO shall own five times his salary, directors shall own four times their annual fee, executive vice presidents and senior vice presidents shall own three times their salaries and first vice presidents shall own one times their salary, in each case in shares of the Company’s common stock. Each director and officer shall have five years to attain the ownership guidelines.

●	Shares owned directly or by immediate family members of the director or officer shall be included in determining the amount of common stock owned for purposes of the guidelines.

●	Shares acquired in the ESOP through the reinvestment of dividends shall also be included in determining the amount of common stock owned for purposes of the guidelines.

●	If, at the end of five years, a director or an officer does not comply with the ownership guidelines, he or she shall not receive future awards under the Company’s stock benefit plans until he or she complies with the guidelines.

Other Tax Considerations

As in effect during fiscal year 2018 and prior taxable years, Section 162(m) of the Internal Revenue Code generally eliminated the deductibility of compensation over $1 million paid to the principal executive officer and certain highly compensated executive officers of publicly held corporations, excluding certain qualified performance-based compensation.  Stock options automatically constituted qualified performance-based compensation, provided that certain plan content and grant procedure requirements were met.  Effective for fiscal 2019 and future taxable years, H.R. 1, originally known as the "Tax Cut and Jobs Act," amended Section 162(m) to provide that qualified performance-based compensation will be subject to the $1 million deduction limit, subject to grandfathering of amounts payable under certain agreements in effect on November 2, 2017.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by the named executive officers for fiscal years 2023, 2022 and 2021:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total ($)
John B. Dicus, Chairman	2023	$742,939	$	---	$	---	$	---	$119,092	$862,031
President and Chief Executive	2022	722,654		---		---		435,451	125,901	1,284,006
Officer	2021	706,750		---		---		351,415	129,413	1,187,578

Kent G. Townsend, Executive	2023	$403,469	$	---	$	---	$	---	$23,396	$426,865
Vice President, Chief	2022	392,231		---		---		179,329	26,980	598,540
Financial Officer and Treasurer	2021	383,250		---		---		141,940	29,472	554,662

Rick C. Jackson, Executive	2023	$296,539	$	---	$	---	$	---	$18,773	$315,312
Vice President and Chief	2022	285,962		---		---		131,878	22,468	440,308
Lending Officer	2021	278,000		---				102,648	25,915	406,563

Robert D. Kobbeman, Executive	2023	$326,308	$	---	$	---	$	---	$22,363	$348,671
Vice President and Chief	2022	317,423		---		---		146,790	29,916	494,129
Commercial Banking Officer	2021	310,500		---		---		115,056	34,677	460,233

William J. Skrobacz, Jr.,	2023	$209,644	$	---		$160,590	$	---	$10,785	$381,019
Executive Vice President and
Chief Retail Operations Officer(6)

(1)	For fiscal years 2023, 2022 and 2021, includes director fees of $24,000 for Mr. Dicus.

(2)	Bonus amounts are reported under the “Non-Equity Incentive Plan Compensation” column.

(3)	Represents the grant date fair value of the award under Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”), based on the number of shares of restricted stock awarded and the fair market value of the Company’s common stock on the date the award was made. The assumptions used in the calculation of this amount are included in Note 11 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC. [

(4)	Represents incentive bonus amounts awarded for performance in fiscal years 2022 and 2021. No bonuses were awarded for fiscal year 2023. The bonus amounts for fiscal years 2022 and 2021 include Capitol Federal Savings’ matching contributions under the Company’s DIBP to those named executive officers who elected to defer receipt of a portion of their bonus for those fiscal years, as follows:

	2022	2021
John B. Dicus	$50,000	$50,000
Kent G. Townsend	$35,866	$28,388
Rick C. Jackson	$26,376	$20,530
Robert D. Kobbeman	$29,358	$23,011

The amount deferred, if any, plus the matching contribution on the deferred amount is deemed to be invested in the Company’s common stock through the purchase of phantom stock units. There will not be any reduction to the payout amount of the phantom stock units if the stock price has depreciated from the beginning of the deemed investment period of the phantom stock units to the end of such period. Receipt of the matching contribution is contingent on the executive officer remaining employed with the Company for a period of three years following the award of the phantom stock units. For additional information regarding this plan, see “Non-Qualified Deferred Compensation” below.

(5)	Amounts include matching contributions under Capitol Federal Savings’ 401(k) plan, values (based on the closing price of the Company’s common stock on the last trading day of the fiscal year) of allocations under the ESOP, term life insurance premiums and earnings (in the form of Company stock price appreciation (depreciation) and dividend equivalents during the fiscal year) accrued by the Company on outstanding phantom stock units awarded under the DIBP. For fiscal year 2023, these include $2,288, $6,861, $3,830 and $21,015 for Mr. Dicus; $2,288, $6,861, $3,281 and $10,966 for Mr. Townsend; $2,288, $6,861, $1,646 and $7,978 for Mr. Jackson; $2,288, $6,861, $4,516 and $8,698 for Mr. Kobbeman; and $1,982, $5,945, $401 and $0 for Mr. Skrobacz. For Mr. Dicus, the amount for fiscal year 2023 also includes premium on universal life insurance policy of $66,376 and the amount reimbursed for all or part of the tax liability resulting from the payment of such premium of $18,722. For Mr. Skrobacz, the amount for fiscal year 2023 also includes dividends paid on unvested shares of restricted stock totaling $2,457.

(6)	No compensation information is provided for Mr. Skrobacz for fiscal years 2022 and 2021 because he was not a named executive officer for those fiscal years.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares		Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	of Stock or Units (#)		and Option Awards
John B. Dicus	n/a	$85,680	$257,040	$428,400	---		---

Kent G. Townsend	n/a	$32,080	$96,240	$160,400	---		---

Rick C. Jackson	n/a	$23,520	$70,560	$117,600	---		---

Robert D. Kobbeman	n/a	$25,920	$77,760	$129,600	---		---

William J. Skrobacz, Jr.	n/a	$15,360	$46,080	$76,800	---		---
	1/24/2023	---	---	---	3,000	(2)	$25,290	(4)
	7/25/2023	---	---	---	20,500	(3)	$135,300	(4)

(1)	For each named executive officer, represents the threshold (i.e., lowest), target and maximum amounts that were potentially payable for fiscal year 2023 under the Company’s STPP. No amounts were earned under these awards for fiscal year 2023. For additional information regarding the STPP, see “Compensation Discussion and Analysis—Bonus Incentive Plans.”

(2)	Represents a restricted stock award to Mr. Skrobacz with the following vesting schedule: 20% increments on July 22, 2023, 2024, 2025, 2026 and 2027, respectively.

(3)	Represents a restricted stock award to Mr. Skrobacz with the following vesting schedule: 25% increments on January 30, 2024, 2025, 2026 and 2027, respectively.

(4)	Represents the grant date fair value of the award determined in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the award are included in Note 11 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC.

Change in Control Severance Agreements

As noted under “Compensation Discussion and Analysis,” the Company has entered into change in control severance agreements with each of the named executive officers. Each agreement entitles the executive to a severance payment if, within six months before or 24 months after a change in control of the Company, the executive’s employment is terminated by the Company without cause, is terminated as a result of the executive’s death, disability or retirement or is terminated by the executive for “good reason.” The term “good reason” includes a material reassignment of the executive’s duties or a significant reduction in the executive’s authority or responsibility, in each case without his express written consent, a reduction in the executive’s then-current base salary or a failure to provide the executive with substantially the same fringe benefits that were provided to the executive immediately prior to entering into the agreement.

The amount of the severance payment under each change in control severance agreement is 2.99 times the executive’s average annual W-2 compensation during the five full calendar years prior to the date of termination of employment.  The agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments under Section 280G of the Internal Revenue Code.

For information regarding the amounts that would have been payable to the named executive officers under their change in control severance agreements if their employment had been terminated as of September 30, 2023 under circumstances entitling them to such payments, see “Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at September 30, 2023

The following table provides information regarding the unexercised stock options and stock awards held by each of the named executive officers as of September 30, 2023.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John B. Dicus	100,116 (1)	$11.91	05/14/2027	---		---	7,093	(3)	$14,434	(3)
	---	---	---	---		---	13,239	(4)	14,232	(4)
	---	---	---	---		---	17,341	(5)	4,422	(5)
Total	100,116						37,673		$33,088

Kent G. Townsend	---	---	---	---		---	2,654	(3)	$5,401	(3)
	---	---	---	---		---	7,516	(4)	8,080	(4)
	---	---	---	---		---	12,439	(5)	3,172	(5)
Total							22,609		$16,653

Rick C. Jackson	55,910 (2)	$14.43	01/26/2025	---		---	1,919	(3)	$3,905	(3)
	---	---	---	---		---	5,435	(4)	5,843	(4)
	---	---	---	---		---	9,147	(5)	2,333	(5)
Total	55,910						16,501		$12,081

Robert D. Kobbeman	---	---	---	---		---	2,151	(3)	$4,377	(3)
	---	---	---	---		---	6,092	(4)	6,549	(4)
	---	---	---	---		---	10,181	(5)	2,596	(5)
Total							18,424		$13,522

William J. Skrobacz, Jr.	---	---	---	2,400	(6)	$11,448	---		---
	---	---	---	20,500	(7)	97,785	---		---
Total	---	---	---	22,900		$109,233	---		---

(1)	Represents unexercised option having the following vesting schedule: 25,029 shares on each of January 10, 2013, 2014, 2015 and 2016.

(2)	Represents unexercised option having the following vesting schedule: approximately 11,182 shares on each of January 26, 2010, 2011, 2012, 2013 and 2014.

(3)	Represents phantom stock award under Company’s DIBP as a result of deferring the named executive officer’s annual bonus for fiscal year 2020 under the Company’s STPP. The number of phantom stock units was determined by the portion of the bonus deferred plus the Company’s 50% match thereon, divided by the Company’s stock price on December 31, 2020. The phantom stock award will be paid in cash by the second business day following the regularly scheduled board meeting in January 2024, in an amount equal to the appreciation, if any, in the Company’s stock price from December 31, 2020 to December 31, 2023, plus the amount of dividend equivalents credited during that period. The payout value shown in the far-right column represents the stock price appreciation from December 31, 2020 through September 30, 2023, plus the amount of dividend equivalents credited during that period. See “Non-Qualified Deferred Compensation” below.

(4)	Represents phantom stock award under Company’s DIBP as a result of deferring the named executive officer’s annual bonus for fiscal year 2021 under the Company’s STPP. The number of phantom stock units was determined by the portion of the bonus deferred plus the Company’s 50% match thereon, divided by the Company’s stock price on December 31, 2021. The phantom stock award will be paid in cash by the second business day following the regularly scheduled board meeting in January 2025, in an amount equal to the appreciation, if any, in the Company’s stock price from December 31, 2021 to December 31, 2024, plus the amount of dividend equivalents credited during that period. The payout value shown in the far-right column represents the stock price appreciation from December 31, 2021 through September 30, 2023, plus the amount of dividend equivalents credited during that period. See “Non-Qualified Deferred Compensation” below.

(5)	Represents phantom stock award under Company’s DIBP as a result of deferring the named executive officer’s annual bonus for fiscal year 2022 under the Company’s STPP. The number of phantom stock units was determined by the portion of the bonus deferred plus the Company’s 50% match thereon, divided by the Company’s stock price on December 31, 2022. The phantom stock award will be paid in cash by the second business day following the regularly scheduled board meeting in January 2026, in an amount equal to the appreciation, if any, in the Company’s stock price from December 31, 2022 to December 31, 2025, plus the amount of dividend equivalents credited during that period. The payout value shown in the far-right column represents the stock price appreciation from December 31, 2022 through September 30, 2023, plus the amount of dividend equivalents credited during that period. See “Non-Qualified Deferred Compensation” below.

(6)	Represents unvested portion of restricted stock award on January 24, 2023, with the following vesting schedule: 600 shares on each of July 22, 2023, 2024, 2025, 2026 and 2027.

(7)	Represents unvested portion of restricted stock award on July 25, 2023, with the following vesting schedule: 5,125 shares on each of January 30, 2024, 2025, 2026 and 2027.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised and shares of restricted stock that vested during the fiscal year ended September 30, 2023 with respect to each named executive officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John B. Dicus	---	---	---	---
Kent G. Townsend	---	---	---	---
Rick C. Jackson	---	---	---	---
Robert D. Kobbeman	---	---	7,825	$62,600
William J. Skrobacz, Jr.	---	---	600	$3,864

(1)	Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.

Non-Qualified Deferred Compensation

The following table sets forth information about compensation payable to each named executive officer under the Company’s DIBP.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY(1)	in Last FY(2)	in Last FY(3)	Distributions(4)	at Last FYE
John B. Dicus	$100,000	$50,000	$21,015	$174,579	$421,757
Kent G. Townsend	$71,732	$35,866	$10,966	$65,185	$242,596
Rick C. Jackson	$52,751	$26,376	$7,978	$47,566	$176,793
Robert D. Kobbeman	$58,716	$29,358	$8,698	$43,407	$197,527
William J. Skrobacz, Jr.	$ ---	$ ---	$ ---	$ ---	$ ---

(1)	Represents portion of bonus for fiscal year 2022 (otherwise payable in fiscal year 2023) under the STPP deferred by the named executive officer. This amount was previously reported as compensation for fiscal year 2022 for the named executive officer.

(2)	Represents match by Capitol Federal Savings on portion of bonus for fiscal year 2022 (otherwise payable in fiscal year 2023) under the STPP deferred by the named executive officer. The match by Capitol Federal Savings was 50% of the amount deferred, which was previously reported as compensation for fiscal year 2022 for the named executive officer. The named executive officer was awarded phantom stock units under the DIBP in an amount equal to the bonus amount deferred plus the match, divided by the closing price of the Company’s common stock on December 31, 2022.

(3)	Represents stock price appreciation (depreciation) and dividend equivalents on phantom stock units from deferrals (and matches thereon) of STPP bonuses for fiscal year 2022 and prior years. This amount is reported as compensation for fiscal year 2023 under the "All Other Compensation" column of the Summary Compensation Table. As noted below, there will not be any reduction to the payout amount of the phantom stock units if the stock price has depreciated from the beginning of the deemed investment period of the phantom stock units to the end of such period.

(4)	Represents cash payout during fiscal year 2023 of phantom stock units for deferral (and 50% match thereon) of the STPP bonus for fiscal year 2019. The payout was comprised of appreciation in the Company’s stock price from December 31, 2019 through December 31, 2022 plus dividend equivalents credited during that period.

Under the DIBP, a participating NEO may defer from $2,000 to as much as 50% (up to a maximum of $100,000) of their award under the STPP, which is typically made in the January following the end of the fiscal year for which the STPP award is earned. The total amount deferred plus a 50% match by Capitol Federal Savings is deemed to be invested, in the form of phantom stock units, in Company common stock as of December 31st in the year prior to the STPP award at the closing price on that date (e.g., December 31, 2022, in the case of the STPP award for fiscal year 2022, which was paid in January 2023). On the third anniversary date (e.g., December 31, 2025, in the case of the award for fiscal year 2022), the phantom stock units are deemed sold and each participant will receive shortly thereafter a cash payment equal to the amount deferred, the company match, the dividend equivalents paid on Company common stock during the three-year period, plus the appreciation, if any, of Company common stock. There will not be any reduction to the amount of the cash payment if the deemed investment in Company common stock has depreciated in value from the beginning of the deemed investment period to the end of such period. The payment of these benefits (except for the amount deferred) is subject to the participant’s continued employment by the Bank during the mandatory deferral period and on the distribution date.

As discussed under “Compensation Discussion and Analysis—Bonus Incentive Plans,” no STPP award was earned for fiscal year 2023.

Payments upon Termination or Change in Control

As discussed under “ Change in Control Severance Agreements,” the Company has entered into change in control severance agreements with each of the NEOs. Each agreement entitles the executive to a severance payment if, within six months before or 24 months after a change in control of the Company, the executive’s employment is terminated by the Company without cause, is terminated as a result of the executive’s death, disability or retirement or is terminated by the executive for “good reason.”

The amount of the severance payment under each change in control severance agreement is 2.99 times the executive’s average annual W-2 compensation during the five full calendar years prior to the date of termination of employment.  If their employment had been terminated as of September 30, 2023 under circumstances entitling them to severance payments under their change in control severance agreements, the amounts of the payments to Messrs. Dicus, Townsend, Jackson, Kobbeman and Skrobacz would have been approximately $3.2 million, $1.4 million, $1.0 million, $1.2 million and $530 thousand, respectively. The agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments under Section 280G of the Internal Revenue Code.

Under the general terms of stock options granted under the Company’s 2012 Equity Incentive Plan and 2000 Stock Option and Incentive Plan and restricted stock granted under the Company’s 2012 Equity Incentive Plan, upon the occurrence of a change in control of the Company, all unvested stock options and unvested shares of restricted stock will vest. As of September 30, 2023, none of the NEOs held unvested stock options and Mr. Skrobacz was the only NEO who held unvested shares of restricted stock, holding 22,900 unvested shares as of that date. If a change in control of the Company had occurred on September 30, 2023, the aggregate value that would have been realized by Mr. Skrobacz as a result of the acceleration of the vesting of his unvested shares of restricted stock, based on the closing price of the Company's common stock on that date of $4.77, was $109,233.

The Company’s STPP provides that if, within two years following a change in control of the Company, a participant’s employment is terminated other than due to death, disability, retirement, cause or resignation by the participant (other than resignation due to reassignment to a job that is not reasonably equivalent in responsibility or compensation, or that is not in the same geographic area, or resignation within 30 days following a reduction in base pay), then the participant will be paid a pro rata award for the performance year in which his or her termination of employment occurs, with the award amount determined assuming all individual and corporate performance targets have been met. Had any of Messrs. Dicus, Townsend, Jackson, Kobbeman or Skrobacz experienced such a termination of employment on September 30, 2023, they would have been entitled to the regular bonus earned for the year, rather than a pro rata award with assumed maximum achievement of performance targets, since the performance period for the year actually ended on that date. As discussed under “Compensation Discussion and Analysis—Bonus Incentive Plans,” none of the NEOs earned a bonus for fiscal year 2023 under the STPP.

The Company’s DIBP provides that if, within two years following a change in control of the Company, a participant’s employment is terminated other than due to death, disability, retirement, cause or resignation by the participant (other than resignation due to reassignment to a job that is not reasonably equivalent in responsibility or compensation, or that is not in the same geographic area, or resignation within 30 days following a reduction in base pay), then the participant will become fully vested in his or her plan account, which shall be paid to him or her within 90 days after the termination date. If Messrs. Dicus, Townsend, Jackson, Kobbeman or Skrobacz had experienced such a termination of employment on September 30, 2023, the amounts of their DIBP accounts that would have vested and been payable within 90 days would have been $421,757, $242,596, $176,793, $197,527 and $0, respectively.

As discussed under “Compensation Discussion and Analysis—Retirement and Other Benefits,” the Company provides a life insurance benefit for every employee who works on average more than 20 hours per week equal to 1.0 times the employee’s base salary, subject to a cap on the total death benefit of $500,000 in the case of Mr. Dicus, $389,000 in the case of Mr. Townsend, $300,000 in the case of Mr. Jackson, $300,000 in the case of Mr. Kobbeman and $235,000 in the case of Mr. Skrobacz. Each of the NEOs participates in this benefit program. Had Messrs. Dicus, Townsend, Jackson, Kobbeman or Skrobacz died on September 30, 2023, the death benefit payable under this program would have been $500,000, $389,000, $300,000, $300,000 and $235,000 respectively.

As also discussed under “Compensation Discussion and Analysis—Retirement and Other Benefits,” the Company has purchased a life insurance annuity for Mr. Dicus, which includes a $5.0 million death benefit. Accordingly, had Mr. Dicus died on September 30, 2023, a death benefit would have been payable for him in this amount.

In addition, as discussed under “Compensation Discussion and Analysis—Retirement and Other Benefits,” the Bank has purchased Bank Owned Life Insurance. Under the terms of the Bank Owned Life Insurance, each insured employee was provided the opportunity to designate a beneficiary to receive a death benefit equal to the insured employee’s base salary as of the date of Board approval of the purchase if the insured dies while employed by the Bank. All NEOs other than Messrs. Kobbeman and Skrobacz are covered under Bank Owned Life Insurance purchased by the Bank and have designated beneficiaries. Had Messrs. Dicus, Townsend or Jackson died on September 30, 2023, the death benefit payable under the Bank Owned Life Insurance to their beneficiaries would have been $610,481, $330,000 and $235,000, respectively.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is furnished by the Compensation Committee of the Company’s Board of Directors:

James G. Morris (Chair)

Michel’ Philipp Cole

Morris J. Huey, II

Jeffrey M. Johnson

Michael T. McCoy, M.D.

Carlton A. Ricketts

Jeffrey R. Thompson

CEO Pay Ratio

For fiscal year 2023, the annual total compensation for our median employee was $37,841 and the annual total compensation for our CEO was $862,031. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2023 was 22.78 to 1.

We identified the median employee by examining total W-2, Box 1 compensation for all individuals, excluding our CEO, who were employed by us on September 30, 2023. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any cost-of-living adjustments in identifying the median employee. We did not adjust employee compensation with respect to total compensation by annualizing the compensation for any full-time or part-time employees that were not employed by us for all of fiscal year 2023. We are using a new median employee for fiscal year 2023 because we had staffing changes during fiscal year 2023 that we believe would result in a significant change in our pay ratio disclosure.

We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the fiscal year 2023 Summary Compensation Table in this proxy statement.

Pay Versus Performance

As required by the Dodd-Frank Act and the SEC’s implementing rules, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain measures of financial performance. CAP is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. For further information concerning the Company’s compensation philosophy and how the Company seeks to align executive compensation with its performance, see the “Compensation Discussion and Analysis” section above.

The following table sets forth, for each of the fiscal years ended September 30, 2023, 2022, 2021, 2020 and 2019, the total compensation, as reported in the “Summary Compensation Table” (“SCT”), of our principal executive officer (“PEO”) and, on average, of our NEOs other than the PEO (the “Non-PEO NEOs”), as well as the CAP to our PEO and average CAP to the Non-PEO NEOs. The table also provides information on our total stockholder return (“TSR”) and the TSR of our selected peer group, our net income, and our basic earnings per share (“EPS”), which represents our company-selected measure per SEC rules.

					Year-end value of $100 invested on 09/30/18
Fiscal Year	SCT Total for PEO(1)	CAP to PEO(2)	Average SCT Total for Non- PEO NEOs(1)	Average CAP to Non-PEO NEOs(2)	CFFN TSR(3)	Peer TSR(4)	Net Income (loss) (in millions)(5)	EPS(6)
2023	$862,031	$862,031	$367,967	$355,507	$53.25	$99.73	$(101.7)	$(0.76)
2022	1,284,006	1,284,006	488,523	483,535	85.20	102.95	84.5	0.62
2021	1,187,578	1,187,578	452,315	464,816	109.88	134.01	76.1	0.56
2020	950,448	950,448	368,794	343,636	82.57	73.65	64.5	0.47
2019	1,090,821	1,090,821	532,078	531,922	116.58	100.32	94.2	0.68

(1)

Mr. Dicus served as our PEO for all fiscal years shown.

The Non-PEO NEOs for fiscal year 2023 include Messrs. Townsend, Jackson, Kobbeman and Skrobacz. The Non-PEO NEOs for fiscal years 2022, 2021, 2020 and 2019 include Messrs. Townsend, Jackson and Kobbeman and Natalie G. Haag.

The dollar amounts reported are total compensation in the SCT for the PEO and the average for the Non-PEO NEOs for each covered year.

(2)	These dollar amounts do not reflect actual amounts of compensation paid during the covered year, but reflect adjustments for (i) the year-end fair values of unvested equity awards granted in the covered year, (ii) the year-over-year difference of year-end fair values for unvested awards granted in prior years, (iii) the fair values at vest date for awards granted and vested in the covered year, (iv) the difference between prior year-end fair values and vest date fair values for awards granted in prior years that vested at the end of or during the covered year and (v) the fair value at the end of the prior year of any awards granted in a prior year that failed to meet the applicable vesting conditions (i.e., were forfeited) during the covered year.
(3)	Reflects the cumulative TSR of the Company (“CFFN”) over the five-year period ended September 30, 2023, based on a theoretical $100 invested on the last day of fiscal year 2018 and valued as of the last trading day of fiscal years 2019, 2020, 2021, 2022 and 2023. These calculated values were obtained from S&P Global Market Intelligence.
(4)	Reflects the five-year cumulative TSR of the S&P US BMI Bank Index, calculated in the same manner and using the same source as the CFFN TSR. This is the same peer group used by the Company in the stockholder return performance graph in its Annual Report on Form 10-K for the fiscal year ended September 30, 2023.
(5)	Represents our reported net income (loss) reflected in the Company’s audited financial statements for each fiscal year indicated.
(6)	Represents our reported basic earnings (loss) per share reflected in the Company’s audited financial statements for each fiscal year indicated.

Calculation of Compensation Actually Paid (“CAP”)

To calculate the CAP for our PEO and the average CAP for our Non-PEO NEOs in the table above, the following adjustments were made to total compensation as reported in the SCT for each covered fiscal year.

	2023		2022		2021		2020		2019
	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
Total compensation from SCT	$862,031	$367,967	$1,284,006	$488,523	$1,187,578	$452,315	$950,448	$368,794	$1,090,821	$532,078
Adjustments for equity awards:
Grant date fair values in the SCT	---	(40,147)	---	---	---	---	---	---	---	(107,985)
Year-end fair value of unvested awards granted in covered year	---	27,308	---	---	---	---	---	---	---	107,829
Year-over-year difference of year-end fair values of unvested awards granted in prior years	---	---	---	(6,240)	---	8,686	---	(26,468)	---	---
Vest date fair values of awards granted and vested in covered year	---	966	---	---	---	---	---	---	---	---
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years that vested at end of or during covered year	---	(587)	---	1,252	---	3,815	---	1,310	---	---
Forfeitures during covered year equal to prior year end fair value of awards granted in prior years	---	---	---	---	---	---	---	---	---	---
CAP (as calculated)	$862,031	$355,507	$1,284,006	$483,535	$1,187,578	$464,816	$950,448	$343,636	$1,090,821	$531,922

Performance Measures

As required by SEC rules, the following have been identified as the three most important financial performance measures used by our Board’s Compensation Committee to link CAP to our fiscal year 2023 NEOs to Company performance. The company-selected measure is denoted with an asterisk.

●	basic earnings per share*

●	efficiency ratio

●	return on average equity

Pay Versus Performance Graphs

In accordance with SEC rules, we have prepared the graphs below, which overlay the following performance results with CAP:

●	Company TSR versus CAP to the PEO and average CAP to the Non-PEO NEOs for each covered year.

●	Company net income versus CAP to the PEO and average CAP to the Non-PEO NEOs for each covered year.

●	Company basic earnings per share CAP to the PEO and average CAP to the Non-PEO NEOs for each covered year.

●	Company TSR versus peer group TSR for each covered year.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain of its officers, and persons who beneficially own more than 10% of the Company’s common stock to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this proxy statement any late filings or known failures to file.

The Company believes that, based solely on a review of such reports filed with the SEC and written representations that no other reports were required during the fiscal year ended September 30, 2023, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2023, other than the inadvertent failure to timely file a Form 4 to report one transaction by officer William J. Skrobacz, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s compensation plans and matters are administered by the Stock Benefit Committee and the Compensation Committee. The Stock Benefit Committee is currently comprised of Directors McCoy (Chair), Cole, Huey, Johnson, Morris, Ricketts and Thompson. The Compensation Committee is currently comprised of Directors Morris (Chair), Cole, Huey, Johnson, McCoy, Ricketts and Thompson. Directors Huey and Ricketts are former officers of the Company.

CERTAIN TRANSACTIONS

The charter of the Audit Committee of the Company’s Board of Directors provides that the Audit Committee is to review and approve all related party transactions (defined as transactions requiring disclosure under Item 404 of SEC Regulation S-K) on a regular basis.

Capitol Federal Savings has followed a policy of granting loans to officers and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.

All loans that Capitol Federal Savings makes to directors and executive officers are subject to regulations of the Office of the Comptroller of the Currency restricting loans and other transactions with affiliated persons of Capitol Federal Savings. Loans to all directors and executive officers and their related persons totaled approximately $2.4 million at September 30, 2023, which was approximately 0.23% of our consolidated equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2023 with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, for filing with the SEC.

The foregoing report is furnished by the Audit Committee of the Company’s Board of Directors.

Jeffrey R. Thompson (Chair)

Michel’ Philipp Cole

Jeffrey M. Johnson

Morris J. Huey, II

Michael T. McCoy

James G. Morris

Carlton A. Ricketts

PROPOSAL II

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are including in this proxy statement and will present at the annual meeting a non-binding stockholder vote to approve the compensation of our executives, as described in the proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this proxy statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

This vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board. Nor will it affect any compensation previously paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Dodd-Frank Act requires that we include a “say-on-pay” vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future say-on-pay votes (commonly referred to as a “say-on-pay frequency vote”), with stockholders having the choice of every year, every two years or every three years. We last included a say-on-pay frequency vote at our annual meeting of stockholders held in January 2023, and the most votes were received for a frequency of every year. Our Board of Directors determined, in light of those results, that we would include a say-on-pay vote in our annual meeting proxy materials every year until the next required say-on-pay frequency vote is held (in 2029).

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.  The Board of Directors believes that our compensation programs achieve this objective, and therefore recommends that stockholders vote “FOR” this proposal.

PROPOSAL III

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Company’s Board of Directors is expected to consider the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2024, subject to the ratification of that appointment by the Company’s stockholders at the annual meeting. A representative of Deloitte & Touche LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Although not required by the Company’s bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate governance, to request that the Company’s stockholders ratify the potential appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2024. If the stockholders do not ratify the appointment, the Audit Committee may nevertheless retain Deloitte & Touche LLP or retain another firm without re-submitting the matter to the stockholders. Even if the stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm as the Company’s independent auditors at any time during the year.

For the fiscal years ended September 30, 2023 and 2022, Deloitte & Touche LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, for the audit pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for statutory and regulatory audits and for consents: $1,250,000 – 2023; $1,160,000 – 2022.

(b)	Audit-Related Fees: Aggregate fees billed for professional services rendered related to the Company’s digital transformation project and agreed-upon procedures engagements: $150,000 – 2023; $6,000 – 2022.

(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax return preparation and tax consultations: $107,171 – 2023; $101,250 – 2022.

(d)	All other fees: Aggregate fees billed for all other professional services, consisting of an accounting research tool subscription: $1,895 – 2023; $1,895 – 2022 .

The Audit Committee generally pre-approves all audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee has, however, delegated authority to the chairperson of the Audit Committee to pre-approve services not pre-approved by the Audit Committee, provided such action is reported to the Audit Committee at its next meeting. None of the services provided by Deloitte & Touche LLP described in items (a)-(d) above was approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC’s rules and regulations.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2024.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION
REGARDING THE NEXT ANNUAL MEETING OF STOCKHOLDERS

In order to be eligible for inclusion in the Company’s proxy materials for its next annual meeting of stockholders, any stockholder proposal to take action at the meeting must be received at the Company’s executive office at 700 S. Kansas Avenue, Topeka, Kansas 66603 no later than August 16, 2024. If, however, the date of the Company’s next annual meeting of stockholders is before December 24, 2024 or after February 22, 2025, any such proposal must be received at the Company’s executive office a reasonable time before the Company begins to print and send its proxy materials for that meeting to be eligible for inclusion in those proxy materials. All stockholder proposals submitted for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s charter and bylaws.

In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in the Company’s proxy materials for its next annual meeting of stockholders, the Company’s bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company’s proxy materials for the meeting.  In order to be eligible for presentation at the Company’s next annual meeting of stockholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6(a) of the Company’s bylaws must be received by the Secretary of the Company not earlier than the close of business on September 25, 2024 and not later than the close of business on October 25, 2024.  If, however, the date of the next annual meeting is before January 3, 2025 or after March 24, 2025, the notice of the stockholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th calendar day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th calendar day before the date of the next annual meeting or the tenth calendar day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with the Company’s next annual meeting of stockholders must provide notice to the Company that contains the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, no later than November 24, 2024. If, however, the date of the Company’s next annual meeting of stockholders is before December 24, 2024 or after February 22, 2025, the notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company. This notice is in addition to the notice required under Article I, Section 6(b) of the Company’s bylaws for stockholders desiring to submit director nominations, which must contain the information specified in Article I, Section 6(b) and be received by the Secretary of the Company not less than 90 calendar days or more than 120 calendar days prior to the date of the Company’s next annual meeting of stockholders. If, however, less than 100 calendar days’ notice or public announcement of the date of the next annual meeting is given or made to stockholders, notice pursuant to Article I, Section 6(b) must instead be received by the Company’s Secretary by the earlier of the tenth calendar day following the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

ADDITIONAL INFORMATION

The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telephone or other means, without additional compensation.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 REVOCABLE PROXY CAPITOL FEDERAL FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS January 23, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the members of the Board of Directors of Capitol Federal Financial, Inc., and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Capitol Federal Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on January 23, 2024 at the Bradbury Thompson Alumni Center on the Washburn University campus, 1701 SW Jewell Avenue, Topeka, Kansas at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED HEREIN, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. (Continued and to be signed on the reverse side) 1.1

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF CAPITOL FEDERAL FINANCIAL, INC. January 23, 2024 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Complete, sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ------------------ ---------------- 00033330000000000000 2 012324 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/16796 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED HEREIN, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. PLEASE COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE INTERNET OR BY TELEPHONE, AS SOON AS POSSIBLE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x I. Election of Directors: (for three-year terms) Morris J. Huey, II Carlton A. Ricketts II. Advisory vote on executive compensation. III. The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial, Inc.'s independent auditors for the fiscal year ending September 30, 2024. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt from Capitol Federal Financial, Inc., prior to the execution of this Proxy, of Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders for the fiscal year ended September 30, 2023. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN